UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026

Off The Hook YS Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OTH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2026, Off The Hook YS Inc., a Nevada corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Apex Marine Sales, LLC, Apex Marine Stuart LLC, Apex Marine, LLC and Apex Marine Sales Brokerage, LLC, each a Florida limited liability company (collectively, the “Sellers”), pursuant to which the Company agreed to acquire all of the issued and outstanding equity interests of the Sellers’ marine dealership, service, storage and brokerage businesses (collectively, “APEX”).

The aggregate purchase price for APEX is $5,500,000, payable at closing as follows: (i) $1,833,333.33 in cash, subject to specified debt payoff and related closing adjustments, (ii) $1,833,333.33 in shares of the Company’s common stock valued at $2.70 per share (representing approximately 670,000 shares), and (iii) a secured seller promissory note in the original principal amount of $1,833,333.34, bearing interest at 6% per annum and maturing three (3) years after closing.

The closing of the transaction is expected to occur within approximately sixty (60) days following the effective date of the Purchase Agreement, subject to completion of due diligence and satisfaction or waiver of customary closing conditions, including receipt of required third-party consents and payoff or refinancing of specified indebtedness.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification provisions and post-closing obligations for transactions of this nature.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 20, 2026, the Company issued a press release announcing that it had entered into a definitive agreement to acquire APEX, a South Florida marine service, storage and sales organization with four (4) operating facilities. The acquisition is expected to expand the Company’s operational infrastructure and global sales reach.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1	Membership Interest Purchase Agreement, dated February 13, 2026, by and among Off The Hook YS Inc. and the Sellers.
99.1	Press Release of Off the Hook YS Inc. entitled “Off The Hook Yachts Signs Definitive Agreement to Acquire the Apex Marine Group of Companies (APEX), Creating a Mega Service, Refurbishment & Sales Hub for Growing Global Customer Base” dated February 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2026	Off The Hook YS Inc.

	By:	/s/ Brian John
	Name:	Brian John
	Title:	Chief Executive Officer